UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2005

BULLDOG TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50321

(Commission File Number)

980377543

(IRS Employer Identification No.)

301 – 11120 Horseshoe Way, Richmond, British Columbia, Canada V7A 5H7

(Address of principal executive offices and Zip Code)

(604) 271-8656

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On August 17, 2005, the Registrant announced the successful completion of pilot programs for the MiniBOSSTM covert security application. The trials were conducted over the last two months and involved in-depth testing of the solution with Fortune 500 companies in the Pharmaceutical, Retail and Hi-Tech industries.

Customer demand for the product has been overwhelming. The initial trials for the products have proven the benefits of the functionality and the value proposition for the customer. The products were tested over the last two months in cargo shipments across the United States. These pilots have been critical to the Registrant in proving concept reliability and price acceptance in the marketplace. Unit costs including airtime were discussed prior to commencement of pilots.

Item 9.01. Financial Statements and Exhibits.

99.1	News Release issued by the Registrant on August 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BULLDOG TECHNOLOGIES INC.

/s/ John Cockburn

By: John Cockburn

President, Chief Executive Officer, Secretary, and Director

Date: August 17, 2005